PROMISSORY NOTE

Dated: January 1, 2012	100,000.00

FOR VALUE RECEIVED, Optos Capital Partners, LLC, ("Maker") promises to pay to Oilmatic Sales, LLC, ("Payee") at 1739 Sailmaker St, Charleston, SC 29492 or at such place as the holder hereof may from time to time designate, in writing, the sum of One-Hundred Thousand and 00/100 ($100,000.00) Dollars, together with interest thereon at the rate of six percent (6%) percent per armum (the "Rate'').

The principal amount of this Note shall be payable, together with interest thereon, in lawful money of the United States, in the following marmer:

(a)	On the first day of each calendar month, commencing January 1, 2012, Maker shall accrue to Payee payments of principal and interest pursuant to the amortization schedule attached hereto as Schedule "A", which interest shall be calculated on the basis of a 360-day calendar year.

(b)	The entire outstanding principal amount of this Note, together with all interest accrued and not theretofore paid, and all other sums payable hereunder, shall be due and payable in one balloon payment in thirty six (36) months after the date hereof (the "Maturity Date'').

Maker shall have the right to prepay the indebtedness evidenced hereby without penalty.

Principal and interest are payable without relief from valuation or appraisement laws, and with attorney's fees, costs and expenses of collection, in the event that this Note is referred to an attorney for enforcement or collection.

No delay on the part of the Payee or holder thereof in exercising any right hereunder shall operate as a waiver or preclude the exercise of such right at any time during the continuance of any such default.

The Payee or holder hereof may, at its option, make extensions of the time for payment of the indebtedness, or any part thereof, or reduce payments thereon, and Maker consents and agrees to any such extensions or reductions, all without notice, and agrees that any such action by the holder of this note shall not relieve it from liability hereunder. If Maker incurs other indebtedness, Payee at its sole discretion may demand this Note be paid in full. Maker hereby waives presentment for payment, notice of dishonor, protests, notice of protest, notice of nonpayment of this Note and diligence in collection thereof. The construction, interpretation and enforcement of this Note shall be governed by the laws of the Commonwealth of Pennsylvania. Maker agrees to submit to jurisdiction of the Commonwealth of Pennsylvania, regarding any dispute or enforcement action hereunder.

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In the event Maker fails to make any payment when and where due, Payee or holder may declare all monies immediately due and payable, and proceed to collect the same at once. Maker shall be in default hereunder upon the occurrence of any of the following events (and "Event of Default"): (i) the failure to make payment when due of interest or principal hereunder, or of any portion thereof, and such failure continues ten (10) days after the date when due.

Upon the occurrence of any Event of Default, the entire unpaid balance of principal, together with all accrued interest thereon shall, at the option of Payee, become immediately due and payable without presentment, demand or further action of any kind.

THE FOLLOWING SECTION SETS FORTH WARRANTS OF ATTORNEY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST MAKER IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST MAKER, MAKER HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, AND UNCONDITIONALLY WAlVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS MAKER MAY HAVE PRIOR TO NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAW OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES OF AMERICA.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, MAKER DOES HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OR THE PROTHONOTARY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR MAKER IN ANY SUCH COURT, IN ANY AND ALL ACTIONS BROUGHT AGAINST MAKER, TO ENTER AND CONFESS JUDGMENT AGAINST MAKER IN FAVOR OF PAYEE OR ITS SUCCESSORS AND ASSIGNS, FOR THE ENTIRE AMOUNT DUE TO PAYEE UPON SUCH EVEN OF DEFAULT AS PROVIDED HEREIN, TOGETHER WITH COSTS OF SUIT AND ATTORNEY'S FEES IN AN AMOUNT EQUAL TO FIVE (5%) PERCENT OF THE PRINCIPAL AMOUNT OUTSTANDING UNDER THIS NOTE, BUT IN NO EVENT LESS THAN THEN FIVE-THOUSAND ($5,000.00) DOLLARS; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVII SHALL BE A SUFFICIENT WARRANT. SUCH CONFESSIONS OF JUDGMENT OR ACTIONS SHALL BE WITH RELEASE OF ERRORS, WAIVERS OF APPEALS, WITHOUT STAY OF EXECUTION AND MAKER WAlVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. THE AUTHORITY HEREIN GRANTED TO APPEAR, ENTER AND CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY ONE OR MORE EXERCISE THEREON OR BY ANY DEFECTIVE EXERCISE THEREOF, BUT SHALL CONTINUE AND BE EXERCISABLE FROM TIME TO TIME UNTIL THE FULL PAYMENT OF ALL AMOUNTS DUE FROM MAKER TO PAYEE HEREUNDER IS MADE.

MAKER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING

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PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

Maker hereby waives the benefit of any laws now or here after enacted providing for any stay of execution, marshalling of assets, exemption from civil process, redemption, extension of time for payment, or valuation or appraisement of all or any security for this Note, exempting all or any part of the security for this Note or any other property of Maker from attachment, levy or sale upon any such execution or conflicting with any provision of this Note. Maker waives and releases Payee and said attorney or attorneys from all errors, defects and imperfections whatsoever in confessing any such judgment or in any proceedings relating thereto or instituted by Payee hereunder. Maker hereby agrees that any property that may be levied upon pursuant to a judgment obtained under this Note may be sold upon any execution thereon in whole or in part, and in any manner and order that Payee, in its sole discretion may elect.

In the event any portion of this Note shall be declared by any court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severable from this Note, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid or unenforceable portion was never part of this Note.

The obligations of Maker hereunder shall be binding on the successors and assigns of Maker and the benefits of this Note shall inure to Payee, its successors and assigns and to any holder of this Note.

Each and every person or entity signing this Note as an endorser binds himself, herself or itself as principal not as surety, and agrees to be bound by and comply with all of the terms, conditions and provisions of this Note.

THIS NOTE, AND ALL ISSUES ARISING HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF NORTHAMPTON, COMMONWEALTH OF PENNSYLVANIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF NORTHAMPTON, COMMONWEALTH OF PENNSYLVANIA, OR, AT THE SOLE OPTION OF PAYEE, IN ANY OTHER COURT IN WHICH PAYEE SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WA!VE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, EACH WAlVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE

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TO THE EXTENT ANY PROCEEDINGS ARE BROUGHT IN ACCORDANCE WITH THIS SECTION. IN CONNECTION WITH THE FOREGOING, MAKER HEREBY WAlVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS. THE EXCLUSIVE CHOICE OR FORUM SET FORTH IN THIS AGREEMENT SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OR ANY JUDGMENT OBTAINED IN SUCH FORUM OF THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURlSDICTION.

MAKER, AND PAYEE BY ITS ACCEPTANCE HEREOF, EACH HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAlVES TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL OR PUNITIVE DAMAGES IN ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THE INDEBTEDNESS EVIDENCED HEREBY, THE RELATIONSHIP OF THE PARTIES HERETO AS PAYEE AND MAKER, THIS NOTE, OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING.

This Note shall bind the maker, their heirs, personal representatives, successors and assigns, and the benefit hereon shall inure to the Payee, its successors and assigns.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has set his/her hand and seal the date and year first above written.

WITNESS	MAKER:

/s/ Rachel Cheli Strohl	/s/ Christopher Ferguson
Rachel Cheli Strohl	Christopher Ferguson, Manager

WITNESS

/s/ Rachel Cheli Strohl	/s/ Lelainya Ferguson
Rachel Cheli Strohl	Lelainya Ferguson

EXPLANATION OF RIGHTS- CONFESSION OF JUDGMENT

1.          On January 1, 2012, Optos Capital Partners, LLC (the "Borrower"), executed Promissory Note in favor of Oilmatic Sales, LLC, his/her successors and assigns, agreeing to pay the principal sum of One-Hundred Thousand and 00/100 ($100,000.00) Dollars, together with interest thereon at the rate of six percent (6%), and all other charges as therein provided (the ''Note"). The Note contains a confession of judgment clause. The Borrower clearly and specifically understands that by signing the Note, which contains a confession of judgment clause:

(a)          The Borrower authorizes Oilmatic Sales, LLC, its principals or attorneys to enter a Judgment against it and in favor of Oilmatic Sales, LLC which will give Oilmatic Sales, LLC a lien upon any real estate which the Borrower may own;

(b)          The Borrower gives up the right to any notice or opportunity to be heard prior to the entry of this Judgment on the records of the court:

(c)          The Borrower agrees that Oilmatic Sales, LLC can enter the judgment upon default as defined in the Note:

(d)          The Borrower subjects its property, real, personal and mixed, to execution and sheriffs sale, pursuant to the judgment, prior to proof of non-payment or other default on the part of the Borrower;

(e)          The Borrower will be unable to challenge the judgment, should Oilmatic Sales, LLC enter it except by proceeding to open or to strike the judgment, and such a proceeding will result in attorney's fees and costs which Borrower will have to pay.

2.          The Borrower knows and understands that it is this instrument and the confession of judgment clause in the Note which gives Oilmatic Sales, LLC the rights and benefits enumerated in subparagraphs (a) through (e) of paragraph 1 above. IF THE BORROWER DOES NOT SIGN THIS INSTRUMENT AND THE NOTE WHICH CONTAINS THE CONFESSION OF JUDGMENT CLAUSE AND THEWARRANT OF ATTORNEY, BORROWER UNDERSTANDS THAT THE BORROWER WOULD HAVE THE FOLLOWING: (a) the right to have notice and an opportunity to be heard prior to Judgment; (b) the right to have the burden of proving default rest upon Oilmatic Sales, LLC before Borrower's property can be exposed to execution; (c) the right to avoid the additional expense of attorney's fees and costs incident to opening and striking off a judgment; (d) the right to reqnire Oi!matic Sales, LLC to present a sworn document setting forth in non-conclusory terms the basis of its claim before Oilmatic Sales, LLC obtains a writ of attachment; (e) the right to condition the issuance of a writ of attachment on a review and an approval by an official vested with the requisite discretion; and (f) the opportunity for or the right to a prompt post-seizure hearing at which Oilmatic Sales, LLC must demonstrate at least the probable validity of its claim.

3.          Fully and completely understanding these rights which the Borrower has prior to signing the Note and this instrument and clearly aware that these rights will be given up, waived, relinquished and abandoned if the Borrower signs the Note and this instrument, the Borrower nevertheless freely and voluntarily chooses to sign the Note and this instrument, its intentions being to give up, waive, relinquish and abandon its known rights (as described in paragraph 2 above), and subject itself to the circumstances and consequences described in paragraph 1 above.

4.          The Borrower acknowledges that (a) the Note and this instrument have been executed in a commercial transaction for business purposes; that (b) Borrower's annual income exceeds $10,000; and (c) Borrower was advised to review the Note and this instrument with an attorney before signing them.

Dated as of this 1st day of January, 2012.

THE BORROWER HAS READ THIS ENTIRE FORM. THE BORROWER FULLY UNDERSTANDS ITS CONTENTS AND INTENDS TO BE LEGALLY BOUND HEREBY.

(SEAL)	OPTOS CAPITAL PARTNERS LLC

/s/ Christopher Ferguson
Christopher Ferguson, Manager

/s/ Lelainya Ferguson
Lelainya Ferguson, Manager

IN WITNESS WHEREOF, Maker has caused this Note to be dully executed and sealed on the date first above written.

WITNESS	MAKER:

/s/ Rachel Cheli Strohl	/s/ Christopher Ferguson
Rachel Cheli Strohl	Christopher Ferguson, Manager

/s/ Rachel Cheli Strohl	/s/ Lelainya Ferguson
Rachel Cheli Strohl	Lelainya Ferguson